October 9, 2003

SinoFresh HealthCare
Charles Fust
514 Paul Morris Blvd.
Englewood, FL  34223

Re:  Revised Invoice

Dear Charles,

Attached pleas find the revised invoice for the work you have agreed to for SinoFresh. Please confirm that we can proceed, as we need to begin as soon as possible in order to develop creative for the first insertion of USA Today. This invoice includes 50% of the Public Relations, Creative, Account Management and Account Planning/Strategy fees and 100% of the Media and Research fees. Per our meetings and conversations, following is a breakdown of what we are proceeding with:


o        RESEARCH                                                                                    $  35,500
         - 4 focus groups - 2 in Atlanta and 2 in LA

o        PUBLIC RELATIONS                                                                            $ 106,640
         - As presented

o        MEDIA BUY                                                                                   $  55,400
         - One 1/4 page 4/c insertion in USA Today

o        CREATIVE DEVELOPMENT FOR USA TODAY                                                          $  19,744
         Includes  discussion  with  Client,   development  of  creative  brief,
         creative concepting (art direction & copywriting),  Client presentation and Approval of direction, taking concept to layout, mechanical, upload to USA Today.

o        AGENCY SERVICES                                                                             $  45,000
         Includes 275 hours of time split between Sue Silva,  Cheryl Galyean and
         Amanda Young. This time includes meetings,  emails, calls, managing the program (research,  pr, day-to-day requests,  budgets,  status reports, etc.), Client contact, etc.

o        ACCOUNT PLANNING/STRATEGY                                                                   $  38,000
                                                                                                     ---------
         Strategy  Development  is the time  spent  planning  for and  attending
         Research,  analyzing  the  data,  developing  a  strategy  positioning,
         Messaging.  It equates to 120 hours  split  between  Michael  Edmeades,
         Cheryl Galyean, and Amanda Young. It's to get to the "big idea."
                                                                             TOTAL:                  $300,284


 If you have any questions, please feel free to contact me. The attached invoice is due upon receipt. Please sign the second page approving this invoice and fax it to 404-255-9194.

 Best regards,

 David Farr

Terms:
------
100% of Media and research Due upon Acceptance; 50% of Non-media Due upon Acceptance; 50% of Non-Media Due upon Completion. Final 50% payment due November 7, 2003.

--------------------------------------------------------------------------------

This is an estimate. Prices are valid for 30 days from date of the quote. Estimates for Creative projects include costs for initial presentation of multiple concepts and one major and one minor revision to the approved concept. Extensive changes beyond these revisions will result in additional costs that will be incorporated into a revised estimate. Sales taxes, as applicable, will be applied to these prices unless we provided with a signed exemption certificate. Shipping/courier costs are not included in the above estimate; they will be added to the final invoice total. Unless otherwise noted, photography, retouching, scanning, associated usage fees and any travel and travel related expenses not detailed in this estimate are not included in the estimate.

By acceptance of this estimate, as evidenced by signature below, the Client acknowledges that because this is an estimate and One Source Marketing, Inc.
(OSM) may, at is sole discretion, increase the final billing by up to 10% without prior Client approval (expect as noted below) and Client agrees to pay the amount billed. All production quantities are +/- 10%, unless otherwise stated, as per industry standard.

All time and event timelines (T&E's) must be adhere to in order to complete your project requirements. If the T&E's are not adhered to, the Client accepts liability for any costs incurred by OSM in order to complete the project in the originally agreed time frame. In the event project description and/or supplied materials vary from original estimate or T&E's are not adhered to, OSM will provide revised estimates and gain Client approval before proceeding.

Attorney fees and expenses incurred for collection purposes are to be paid by the Client.

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia as applied to agreements made between residents of Georgia for performance entirely within Georgia.

Approvals:

Client: _______________________________
Date: ________________________________

OneSource ____________________________
Date: ________________________________






Cc:         S. Silva
            B. Higgs
            T. Kepler